Exhibit 10.20

PURCHASE AND SALE AGREEMENT

Between

DCT RICKENBACKER IV LLC

and

TRT RICKENBACKER LLC

Dated as of October 16, 2006

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October 16, 2006, by and between DCT RICKENBACKER IV LLC, a Delaware limited liability company (“Seller”) and TRT RICKENBACKER LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.            Seller holds title to the property commonly known as 2400 Spiegel Drive, Groveport, Ohio and legally described on Exhibit A (the “Real Property”).

B.            Seller desires to sell the Property (hereinafter defined) and Buyer desires to buy the Property on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

ARTICLE I
PROPERTY

SECTION 1.1. Certain Basic Terms.

(a)      Seller Notice Address:

c/o DCT Leasing Corp.
518 17th Street
Suite 1700
Denver, Colorado 80202
Attention: Teresa L. Corral
Telephone: 303/228-2200
Facsimile: 303/228-2201
E-mail: tcorral@dividendcapital.com

With copies to: Mayer, Brown, Rowe & Maw LLP Attn: Milos Markovic 71 South Wacker Drive Chicago, Illinois 60606 Telephone: 312/701-7202 Facsimile: 312/706-8505 E-mail: mmarkovic@mayerbrownrowe.com

(b)      Buyer Notice Address:

TRT Rickenbacker LLC
c/o Dividend Capital Total Realty Trust
518 17th Street
Suite 1700
Denver, Colorado 80202
Attention: Greg Moran
Telephone: 303/228-2200
Facsimile: 303/996-8486
E-mail: gmoran@dividendcapital.com

With a copy to: Heller Ehrman LLP Attn: Steven C. Koppell Times Square Tower 7 Times Square New York, NY 10036 Telephone: 212.847.8782 Facsimile: 212.763.7600 email: steven.koppel@hellerehrman.com

(c)           Purchase Price:     $14,216,000.00.

(d)           Closing Date:        The date hereof (the “Closing Date”).

SECTION 1.2. Properties. The term “Property” shall mean:

(a)           Fee Simple title to, or as applicable, a leasehold interest in, (i) the land (“Land”) comprising the applicable Property and (ii) the improvements located thereon (“Improvements”), together with all rights, privileges, easements, servitudes and appurtences thereunto belonging or appertaining, including all right, title and interest, if any, of Seller in and to oil, gas, mineral and other subterranean rights, the streets, alleys and rights-of-way adjacent to the Land (the Land and the Improvements being, collectively, the “Real Property”).

(b)           All right, title and interest of the Seller in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned, directly or indirectly, by Seller (the “Personal Property”) presently located on such Real Property, but excluding any items of personal property owned by tenants.

(c)           All interest of Seller, as landlord, in all executed leases under which a tenant occupies or is to occupy such Property or a portion thereof, and all amendments thereto (all such leases and all amendments thereto being the “Leases”).

(d)           All right, title and interest, if any, of Seller in and to all of the following items, to the extent assignable and, except as provided herein, without warranty (the “Intangible Personal Property”):  (i) licenses, and permits relating to the operation of the Real Property, (ii) the right to use the name of the Real Property (if any) in connection with the Real Property (but excluding any tradenames, trademarks or goodwill of the relevant Seller or any of their Affiliates), (iii) if still in effect, guaranties and warranties received by or assigned to Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and (iv) if any of the guaranties and warranties described in clause (iii) (the “Contractor Guaranties”) are unassignable, the beneficial interest of Seller in such Contractor Guaranty, to the extent the assignment of such beneficial interest does not void such Contractor Guaranty.

ARTICLE II
INSPECTION OF PROPERTIES

SECTION 2.1. Property Information. Seller has made or will make available to Buyer copies of, or access to with the right to copy, the following (“Property Information”) for the Property:

(a)           copies of the existing Leases for the Property, a schedule of which is attached hereto as Exhibit B;

(b)           a current rent roll and aging report for the Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (the “Rent Roll”);

(c)           operating statements for the two previous fiscal years, or such lesser period of ownership as may be available, and year to date (the “Operating Statements”), true and complete copies of which are attached hereto as Exhibit C;

(d)           a list of Personal Property, if any, and a list and copies of any, and service or maintenance agreements, if any, relating to such Property (“Service Contracts”), a schedule of which is attached hereto as Exhibit D;

(e)           a statement detailing projected cash flow for such Property over ten (10) years (the “Cash Flow Projection”);

(f)            a policy of title insurance for such Property (the “Existing Title Policy”);

(g)           a land title survey for such Property (the “Existing Survey”); and

(h)           all environmental, engineering or physical condition reports relating to such Property and delivered to Seller or its Affiliates by the seller of such Property at the time such Property was acquired by Seller or its Affiliates, or obtained by Seller or any of its Affiliates at the time such Property was acquired by Seller or its Affiliates, or prepared by or on behalf of Seller or any of its Affiliates since the date such Property was acquired by Seller or its Affiliates, a true and complete listing of which is attached hereto as Exhibit E.

Except as otherwise expressly provided in Section 9, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information.

SECTION 2.2. Confidentiality. The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Buyer, its affiliates,  employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by Buyer, its affiliates, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis, which persons may include persons or entities considering an investment, directly or indirectly, in Buyer, and to Buyer’s consultants who agree to maintain the confidentiality of such information. The confidentiality provisions of this Section 2.2 shall not apply to any disclosures made by Buyer as required by law, by court order or in connection with any subpoena served upon Buyer, provided Buyer shall provide Seller with written notice before making any such disclosure, and in connection with the enforcement of this Agreement. The obligations of the parties under this Section 2.2 are in addition to the obligations of the parties under Section 8.3.

SECTION 2.3. “AS-IS” Transaction. Except for Seller’s representations and warranties expressly provided herein, and any representations and warranties contained in any other document or instrument executed and delivered by Seller at the Closing (“Seller’s Warranties”), the sale of the Property to Buyer will be made without representation, covenant or warranty of any kind (whether express or implied, or, to the maximum extent permitted by applicable law, statutory) by Seller or any of Seller’s Affiliates. As a material part of the consideration for this Agreement, Buyer acknowledges and agrees that it will accept the Property on an “as is” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller’s Warranties. Except for Seller’s Warranties, no warranty or representation is made by Seller as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, or compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. The provisions of this Section 2.3 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the Closing documents.

ARTICLE III
TITLE AND SURVEY REVIEW

SECTION 3.1. Delivery of Title Report. Seller has caused to be delivered to Buyer prior to the date hereof, (i) a preliminary report or title commitment (collectively, the “Title Commitment”) issued by Fidelity National Title Insurance Partnership (the “Title Company”), covering the Real Property, together with copies of all documents referenced in the Title Commitment, and (ii) a ALTA-ACSM Urban survey of the Property (collectively, the “Surveys”) together with an affidavit of “no change” executed by Seller addressed to Buyer and the Title Company.

SECTION 3.2. Title Review and Cure. On the Closing Date, Seller shall convey to Buyer good and indefeasible fee simple title to the Property subject only to the Permitted Exceptions (as defined below), which title shall be insurable at regular rates by Escrow Agent (in such capacity, “Title Company”) under a standard form of Owner’s Policy of Title Insurance, without exception for creditor’s rights (“Title Policy”).

(a)           In the event the Title Commitment, as updated to Closing, or the Survey identifies any title exceptions or defects in title that are unacceptable to Buyer (“Title Objections”), Buyer shall notify Seller of such Title Objections prior to Closing. If Seller fails to timely respond to any Title Objection(s), Seller shall be deemed to have notified Buyer that Seller has elected not to cure the Title Objection(s) in question. In the event Seller cannot correct such defects by Closing or chooses not to correct (or is deemed to have elected not to correct) such defects, then Buyer may accept title as is without abatement or reduction of Purchase Price or Buyer may cancel this Agreement and receive a full refund of the Deposit being held by Escrow Agent. Notwithstanding anything herein to the contrary, at or prior to Closing, Seller, at its expense, shall (i) release any mortgage lien secured by the Property and all related financing statements and other instruments related to such financing, (ii) release any mechanic’s lien, if any, arising directly from work performed at the request of Seller pursuant to a written agreement with Seller (which liens may be insured around with the Title Company), and (iii) satisfy all matters on Schedule C to the Title Commitment that are applicable to Seller (all of the foregoing being herein collectively referred to as “Mandatory Cure Items”). As used herein, the term “Permitted Exceptions” means all matters shown in Schedule B to the Title Commitment or on the Survey, except (i) those matters, if any, with respect to which Buyer timely sends a Title Objection and that Seller has agreed in writing to cure prior to Closing or which are waived by Buyer in accordance with this Section 3.2(a), and (ii) the Mandatory Cure Items.

(b)           Buyer may, at or prior to Closing, notify Seller in writing (“Gap Notice”) of any objections to title (a) raised by the Title Company between the Inspection Period Expiration Date and the Closing Date and (b) not previously disclosed by the Title Company. If Buyer sends a Gap Notice to Seller, Buyer and Seller shall have the same rights and obligations with respect to such notice as apply under Section 3.2(a) hereof.

SECTION 3.3. Physical and Financial Inspection. Seller has provided to Seller, prior to the date of this Agreement, the Property Information. For a period (the “Inspection Period”) commencing on the effective date hereof and expiring at the Closing (such date is herein referred to as the “Inspection Period Expiration Date”), Buyer has had the right to perform a physical and mechanical inspection, measurement and audit of the Property and an inspection of all books and records and financial information pertaining thereto and to perform such other studies and evaluations to determine the suitability of the Property for Buyer’s needs, and Seller has cooperated with Buyer and has furnished to Buyer such information, materials and documents as Buyer may reasonably request. The inspection, audit and measurement of the Property’s operation, condition and maintenance shall include, without limitation, such environmental and engineering inspections, reviews and assessments that Buyer has deemed appropriate. If Buyer, at Buyer’s sole and absolute discretion, shall find such inspection(s), studies or evaluations to be unsatisfactory for any reason whatsoever, Buyer shall have the right, at its option, to terminate this Agreement on or before the Inspection Period Expiration Date, and upon such termination, the Property Information shall be returned to Seller, and upon such return of the Property Information, and thereupon the parties hereto shall have no further liabilities one to the other with respect to the subject matter of this Agreement, except for the provisions of this Agreement which expressly survive a termination hereof. Buyer shall defend, indemnify and hold Seller harmless from and against any claims and liabilities asserted against Seller arising out of Buyer’s inspections; provided, however, the indemnity shall not extend to claims or liabilities arising out of the discovery of any existing Property condition. This indemnity shall survive the Closing and any termination of this Agreement.

ARTICLE IV
OPERATIONS AND RISK OF LOSS

SECTION 4.1. Ongoing Operations and Maintenance. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, in relation to each Property (i) Seller shall carry on its business and activities relating to such Property, substantially in the same manner as it did before the date of this Agreement, and (ii) Seller shall not sell or encumber such Property or any material portion thereof or interest therein. At all times prior to the Closing Date, Seller shall maintain the Property in good condition and repair, reasonable wear and tear excepted, operate the Property in accordance with substantially the same management practices and leasing standards as currently done, and pay in the normal course of business prior to Closing, all sums due for work, materials or service furnished or otherwise incurred in the ownership and operation of the Property prior to Closing.

SECTION 4.2. Performance under Leases and Service Contracts. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller will perform its material obligations under the Leases and Service Contracts and other agreements that may affect the Properties.

SECTION 4.3. New Contracts. Except for agreements which can be terminated on not more than thirty (30) days notice without penalty or termination fee, from the date of this Agreement through the Closing Date or earlier termination of this Agreement, neither Seller will not enter into any contract that will be an obligation affecting a Property subsequent to the Closing, without the prior consent of Buyer, which shall not be unreasonably withheld or delayed.

SECTION 4.4. Termination of Service Contracts. From the date of this Agreement through the Closing or earlier termination of this Agreement, other than in the ordinary course of business, Seller shall not terminate any Service Contract without Buyer’s prior consent, which shall not be unreasonably withheld or delayed. Seller shall notify Buyer of any Service Contract that is terminated by Seller in the ordinary course of business.

SECTION 4.5. Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to any Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing any Property or any portion thereof shall be materially damaged, or if any Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect to exclude such Property from this Agreement, and Seller may propose a substitute real property for consideration as a Property hereunder.

SECTION 4.6. Material Change. If before the Closing there is an event not covered by Section 4.6 above that materially reduces the value of any Property, then Buyer may elect to exclude such Property from this Agreement, and Seller may propose a substitute real property for consideration as a Property hereunder.

SECTION 4.7. Security Deposits. Except in the ordinary course, Seller shall not apply any tenant’s security deposit to the discharge of such tenant’s obligations, without Buyer’s consent, which shall not be unreasonably withheld.

SECTION 4.8. Bill Tenants. Seller shall timely bill all tenants for all rent billable under Leases and use its commercially reasonable efforts to collect any rent in arrears.

SECTION 4.9. Notice to Buyer. Seller shall notify Buyer promptly of the occurrence of any of the following:  (i) a fire or other casualty causing damage to the Property, or any portion thereof; (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; (iii) receipt of notice from any governmental authority relating to the condition, use or occupancy of the Property, or any portion thereof, or any real property adjacent to any of the Property, or setting forth any requirements with respect thereto; (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof; (vi) a change in the occupancy of the leased portions of the Property; or (vii) notice of any actual or threatened litigation against Seller or affecting or relating to the Property, or any portion thereof.

ARTICLE V
FIRE OR OTHER CASUALTY

SECTION 5.1. Maintain Insurance. Seller shall maintain in effect until the Closing Date the insurance policies (or like policies) now in effect with respect to the Property.

SECTION 5.2. Minimal Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be $500,000 or less (as established by good faith estimates obtained by Buyer which are reasonably satisfactory to Seller), this Agreement shall remain in force and Seller shall commence to repair any such damage prior to Closing, if possible.

SECTION 5.3. Substantial Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than $500,000 (as established by good faith estimates obtained by Buyer which are reasonably satisfactory to Seller), Buyer may within thirty (30) days after receipt of notice of said damage or destruction, terminate this Agreement by giving written notice thereof to Seller, and if this Agreement is so terminated, then the Deposit shall be immediately refunded to Buyer, and thereafter neither party shall have any further liability hereunder thereafter, except for the provisions hereof which expressly survive a termination of this Agreement. If Buyer does not so terminate this Agreement, it shall remain in full force and effect, and the provisions of Section 5.4 below shall apply.

SECTION 5.4. Closing After Substantial Damage. So long as this Agreement shall remain in force under Section 5.2 or 5.3, then (i) all proceeds of insurance collected prior to Closing, plus the amount of deductible under Seller’ insurance policy, shall be adjusted subject to Buyer’s approval and participation in any adjustment, and shall be credited to Buyer against the Purchase Price payable by Buyer at Closing and, in the case of a fire or other casualty described in Section 5.2, the Purchase Price shall be further credited by the amount of an uninsured loss which has not been repaired by Seller, and (ii) all unpaid claims and rights in connection with losses shall be assigned to Buyer at Closing.

ARTICLE VI
EXPENSE ALLOCATIONS

SECTION 6.1. Buyer shall pay for all recording charges for the Deed and any financing documents relating to Buyer’s financing, any endorsements to the Title Policy, any update of the Survey and any other costs incurred by Buyer in connection with its inspection of the Property.

SECTION 6.2. The following expenses shall be split between Buyer and Seller in accordance with local custom: (i) the basic premium for the Title Policy, (ii) any recording fees for the release of liens released by Seller, (iii) documents required to effect any cure of Title Objections that Seller has elected to cure in accordance with this Agreement and (iv) documentary stamp taxes, transfer taxes or similar taxes which become payable by reason of the Deed from Seller to Buyer.

SECTION 6.3. The parties shall be responsible for paying their own attorney’s fees in connection with this transaction. Each of Buyer and Seller shall be responsible for payment of fifty percent (50%) of the escrow fees.

ARTICLE VII
CLOSING

SECTION 7.1. Closing. The sale of the Property to Buyer (the “Closing”) shall occur on the Closing Date at such location upon which the parties shall agree.

SECTION 7.2. Conditions to the Parties’ Obligations to Close. The obligation of Seller and Buyer to consummate the transactions contemplated hereunder is contingent upon the following:

(a)           The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

(b)           As of the Closing Date, the other party shall have performed its obligations hereunder in all material respects and all deliveries to be made at Closing have been tendered;

(c)           The Property will be in substantially the same condition as existed on the date of the engineering report listed on Exhibit E of this Agreement, subject to ordinary wear and tear;

(d)           There shall exist no material violation of any law, rule or regulation affecting or relating to the Property or its use, including any environmental law or regulation;

(e)           There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party (including, in the case of Seller, each Affiliate) that would materially and adversely affect the other party’s ability to perform its obligations under this Agreement;

(f)            There shall exist no pending or threatened action, suit or proceeding with respect to the Property or the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

(g)           With respect to each of the Leases, Seller shall have delivered to Buyer (i) an estoppel certificate executed by Seller in the form of Exhibit F hereto (the “Seller’s Estoppel”) or (ii) a tenant estoppel in the form of Exhibit G hereto or the form required by the applicable Lease (each such certificate being a “Tenant Estoppel”). To the extent that Seller Estoppels are delivered with respect to any Lease, such estoppel shall be deemed of no further force or effect upon the delivery of a Tenant Estoppel from the applicable tenant which is not inconsistent with the Seller Estoppel.

(h)           The Buyer shall not be obligated to close the transactions contemplated by this Agreement unless upon the sole condition of payment of the premium, at Closing, the Title Company shall irrevocably commit to issue to Buyer, as the case may be, an ALTA Owner’s Policy of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted), dated as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring the Buyer as owner of good, marketable and indefeasible fee simple title to the Property, free and clear of liens, subject only to permitted exceptions, and containing the endorsements that the Title Company agreed to issue during the Inspection Period (the “Title Policy”).

SECTION 7.3. Seller’ Deliveries in Escrow. On or before the Closing Date, Seller shall cause to be delivered to Fidelity National Title Insurance Company, the escrowee for the parties (the “Escrow Agent”), the following:

(a)           Deed. A special or limited warranty deed (warranting title against any party claiming by, through or under the Seller) in the form provided for under the law of the state where the Property is located, or otherwise in conformity with the custom in such jurisdiction and satisfactory to Buyer, executed and acknowledged by Seller, conveying Seller’s title to the Property (the “Deed”);

(b)           Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Service Contracts and Bill of Sale in the form of Exhibit H attached hereto, executed by Seller;

(c)           Agreements. All agreements, instruments, certificates and other documents required under this Agreement, executed by Seller or the Seller’s Affiliates, if applicable.

(d)           State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of direct or indirect interests in real property;

(e)           Certificate of Non-Foreign Status. A certificate of non-foreign status for Seller (and/or the relevant DCT Affiliate) sworn to by Seller (and/or the relevant DCT Affiliate); and

(f)            Title Documents. Such affidavits of title or other certifications as shall be reasonably required by the Title Company to insure Buyer’s title to the Property as set forth in Section 3.

(g)           RESERVED

(h)           Original Leases, Licenses, Service Contracts and Other Personal Property. All original Leases and licenses, Service Contracts, and other Personal Property, which may be delivered outside of escrow as otherwise directed by Buyer.

(i)            Keys. All keys, combinations and security codes for all locks and security devices on the Property, which may be delivered outside of escrow as otherwise directed by Buyer.

(j)            Tenant Letter. Letters to each tenant advising of the change in ownership and directing the payment of rent to such party as the Buyer shall designate, said letter to be in form reasonably acceptable to Buyer, which may be handled outside of Closing.

(k)           Tenant Estoppel. Seller shall deliver at Closing either Seller Estoppels or Tenant Estoppels for each Lease. In addition, Seller agrees to cooperate with Buyer in connection with delivering to the tenants Subordination, Non Disturbance and Attornment Agreements (“SNDAs”) which may be required by Buyer’s lender.

(l)            Seller’s Authority. Proof reasonably satisfactory to Title Company of Seller’s good standing and authority to enter into this transaction and proof of existence and authority of the general partner, manager, member, or officer of the Seller to act on behalf of Seller, which may include, as determined by the Title Company: (i) the certificate of incorporation or formation of Seller certified by the Secretary of State of the state in which Seller is formed or incorporated as of a recent date and by an officer of Seller, (ii) the bylaws or operating agreement of Seller, certified by an officer of Seller, (iii) a certificate of good standing as of a recent date for Seller from the Secretary of State of the state in which Seller is formed or incorporated. and (iv) a certificate of an officer from Seller certifying resolutions of the board of directors or members approving and authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller).

(m)          A closing statement acceptable to Seller.

SECTION 7.4. Buyer’s Deliveries in Escrow. On or before the Closing Date, Buyer shall deliver in escrow to the Escrow Agent the following:

(a)           Purchase Price. Subject to adjustment pursuant to Article 6, Buyer shall pay to Seller the Purchase Price and the costs associated with the transaction.

(b)           Agreements. All agreements, instruments, certificates and other documents required under this Agreement, and counterparts to the Seller’s deliveries above (to the extent applicable), executed by Buyer.

(c)           Authority Documentation. Such evidence of authority for the transactions contemplated hereby as shall be required by the Title Company, including (i) the certificate of incorporation of Buyer certified by the Secretary of State of Delaware as of a recent date and by its corporate secretary or assistant secretary, (ii) the bylaws of Buyer, certified by its corporate secretary or assistant secretary, (iii) a certificate of good standing as of a recent date for Buyer from the Secretary of State of Delaware and (iv) a certificate of Buyer’s corporate secretary or assistant secretary certifying resolutions of the board of directors of Buyer approving and authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer).

ARTICLE VIII
EXPENSES AND PRORATIONS

SECTION 8.1. Prorations. Except as otherwise expressly provided for in this Agreement, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to and including the day before the Closing, and Buyer shall be entitled to all revenue and be responsible for all expenses for the period of time on and after the date of Closing. In each such proration set forth below, the portion thereof applicable to periods beginning on the date of Closing shall be credited or charged to the Buyer and the portion thereof applicable to periods ending as of the day before the Closing shall be credited or charged to Seller. Net credits in favor of Buyer shall be deducted from the balance of the Purchase Price at the Closing and net credits in favor of Seller shall be added to the Purchase Price to be paid by Buyer at the Closing.

(a)           Collected Rent. All collected rent (excluding tenant reimbursements for Operating Expenses) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated between Seller and the Buyer as of the Closing. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Buyer shall apply rent, operating expenses and other income from tenants that are collected after the Closing first to the post Closing costs of collection and then to post Closing obligations then owing under the Leases, and then remitting the balance, if any, to Seller. Any prepaid rents collected by Seller before Closing applicable to the period following the Closing Date shall be paid over by Seller to the Buyer. The Buyer will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing. Seller may pursue collection as to any rent not collected by the Buyer within six (6) months following the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.

(b)           Operating Expenses. (i) Seller, as landlord under the Leases, is currently collecting from tenants under the Leases (to the extent not paid directly by tenants) additional rent to cover taxes, insurance, utilities, common area maintenance and other operating costs and expenses (collectively, “Operating Expenses”) in connection with the ownership, operation, maintenance and management of the Property. At Closing, Seller will deliver to the Buyer all such amounts collected from tenants under the Leases to the extent not paid by Seller to the service provider or collecting authority, together with evidence or a certificate indicating the date(s) to which such reimbursable Operating Expenses have been paid by such Tenants and the date(s) to which such reimbursable Operating Expenses have been paid by Seller to the service provider or collecting authority. Operating Expenses that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer as of the Closing Date. In connection with such proration, Operating Expenses for the period prior to the Closing Date shall be reasonably estimated by Seller and Buyer if final bills are not available, and any final adjusting payments shall be made pursuant to Section 8.2 below.

(c)           Taxes and Assessments. Real estate taxes and assessments imposed by governmental authority (“Property Taxes”) that are not yet due and payable and that are not reimbursable by tenants under the leases as Operating Expenses shall be prorated between Seller and Buyer as of the Closing Date based upon the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any Property Taxes paid by Seller and applicable to any period after the Closing. Seller shall be charged for any unpaid Property Taxes owing and applicable to any period before closing Final adjusting payments shall be made pursuant to Section 8.2, below.

SECTION 8.2. Final Adjustment After Closing. If final prorations are not made at Closing for any item required to be prorated under Section 8.1, including Property Taxes, then Seller and Buyer agree to allocate such items on a fair and equitable basis in a final adjustment to be made promptly after December 31, 2006, to the effect that income and expenses are received and paid by Seller and Buyer on an accrual basis (provided that real property taxes shall be adjusted on the same basis upon which the Seller acquired the Property) with respect to the periods before and after the Closing Date, respectively. Payments in connection with the final adjustment shall be due within 30 days of written notice. Seller shall have reasonable access to, and the right to inspect, the books of Buyer. If by way of a tenant audit of Operating Expenses or otherwise it is determined that a tenant under a Lease is entitled to reimbursement for an Operating Expense collected under its Lease, the portion of such reimbursement attributable to the period prior to the Closing shall be for the account of Seller and shall be either paid by Seller to such tenant or promptly reimbursed by Seller to Buyer if previously paid by Buyer to such tenant. If any such tenant audit results in a payment to be made by such tenant and such payment is attributable to a period prior to the Closing, such payment shall be for the account of Seller.

SECTION 8.3. Schedule of Prorations. The parties have endeavored to jointly prepare a schedule of prorations for the Property no less than five (5) days prior to Closing.

SECTION 8.4. Readjustments. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined. The provisions of this Article 8 shall survive the Closing.

SECTION 8.5. Tenant Deposits. All tenant security deposits in Seller possession, as reflected on a final Rent Roll delivered to Buyer and not theretofore applied to tenant obligations under the Leases, shall be credited to Buyer, at Closing. Buyer shall assume Seller’s obligations related to such tenant security deposits that are credited to Buyer. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the improper failure or refusal of Buyer, to refund to a tenant any security deposit of such tenant credited to Buyer and will reimburse Seller for any reasonable expenses (including all reasonable attorneys’ fees) incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. The Seller will indemnify, defend and hold Buyer, harmless from and against all demands and claims made by tenants arising out of any security deposits not credited to Buyer and will reimburse Buyer, and for any reasonable expenses (including all reasonable attorneys’ fees) incurred or that may be incurred by Buyer, as a result of any such claims or demands by tenants.

SECTION 8.6. Deposits or Bonds. Buyer shall be responsible for replacing or crediting to the Seller at the Closing any other deposits or bonds that may be outstanding relating to any Property on the Closing Date.

SECTION 8.7. Leasing Commissions. Any leasing commissions that may be owing to brokers in connection with lease renewals, expansions and extensions that occur in relation to the Property prior to Closing, to the extent not previously paid by Seller, shall be the responsibility of the Buyer. Leasing commissions that may be owing to brokers under existing commission agreements with Seller in connection with renewals, expansions, and extensions that occur after Closing shall, as between Seller and Buyer, be the responsibility of Buyer. All existing commission agreements and leasing commissions that are owing in relation to any Property are set forth on Exhibit I attached to this Agreement. As between Buyer and Seller, Buyer will assume these existing commission agreements with respect to leasing activities occurring after Closing.]

SECTION 8.8. Brokerage Commissions. Except as expressly stated herein, Seller and Buyer represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

SECTION 9.1. Seller’ Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer, that:

(a)           Organization and Authority. Seller has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents, to be delivered by Seller, at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to applicable laws of bankruptcy or insolvency and principles of equity. The execution, delivery and performance of this Agreement by Seller does not in any material respect (i) violate any decree or judgment of any court or governmental authority applicable to Seller or the Property; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default under (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which Seller is a party or (iv) violate or conflict with any provision of the organizational documents of Seller or any Seller’s Affiliate.

(b)           Conflicts and Pending Action. There is no agreement to which any Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller’s knowledge, threatened against the Property, including condemnation or re-zoning proceedings, or against Seller or any Seller’s Affiliate which challenges or impairs Seller’s or ability to execute or perform its obligations under this Agreement.

(c)           Compliance with Zoning Law. Other than disclosed in the third party diligence reports delivered by or on behalf of Seller to Buyer, to Seller’ knowledge, no changes or alterations have been made to the Property or any improvements thereon which render the same in violation of any applicable zoning ordinances.

(d)           Rent Roll. The Rent Roll as attached to this Agreement as Exhibit J is true, correct and complete in all material respects as of the date hereof and lists all of the leases and tenancies that affect the Property.

(e)           Leases. The schedule of Leases attached to this Agreement is true, correct and complete.

(f)            Violations/Condemnation. To Seller’s knowledge, (x) there is no litigation or proceedings pending against or relating to the Property before any court or administrative body or agency and (y) no notice of any pending or threatened condemnation or eminent domain proceedings which would affect the Property has been received by Seller.

(g)           Environmental. Other than disclosed in the third party diligence reports delivered by or on behalf of any Seller to Buyer, to Seller’s knowledge, the Property is not in violation of any existing and applicable law or regulation pertaining to Hazardous Materials (including Environmental Laws) and are not subject to any existing, pending or threatened investigation or inquiry by any governmental or quasi-governmental authority and is not subject to any remedial action or obligations under any law or regulation pertaining to Hazardous Materials (including Environmental Laws). The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(h)           Service Contracts:  The schedule of Service Contracts attached is true, correct and complete. No written notice of default or breach by Seller in the terms of any of such Service Contracts has been received by Seller. Seller has performed, and at Closing shall have performed, all material obligations which it has under said Service Contracts.

(i)            Condemnation:  There is no condemnation or eminent domain proceeding pending with regard to any part of the Property, and to the best of Seller’s knowledge, no such proceedings are proposed.

(j)            No Lawsuits:  There are no claims, lawsuits or proceedings pending, or to Seller’ knowledge, threatened against or relating to the Property in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed by Seller. Notwithstanding anything in this Agreement to the contrary, the filing or threatened filing of any claim, lawsuit or proceeding described in this [Section     ] after the effective date of this Agreement shall not be deemed to be a breach of this Section so long as (i) Seller promptly notifies Buyer of such matter pursuant to [Section     ] hereof, and (ii) such proceeding is either a claim covered by any Seller’ insurance or a claim against Buyer for which Seller agrees to indemnify Buyer.

(k)           FIRPTA. Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the “Code”).

(l)            Patriot Act. To Seller’s knowledge, (a) it is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control,

Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”); and (b) Seller (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), and (ii) is not a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(m)          ERISA. Seller is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA under 29 C.F.R. Section 2510.3-101. Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA and none of its assets constitute assets of any such governmental plan and are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(n)           No Insolvency. As of the date hereof, and as of the Closing, (a) Seller has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, or taken any proceeding to have a receiver appointed in connection with its ownership of the Property, and (b) to Seller’s knowledge, Seller has not had any petition for a receiving order in bankruptcy filed against it, had any encumbrancer take possession of its interest in the Property, or had any execution or distress become enforceable or become levied upon its interest in the Property.

(o)           “Seller’ knowledge” means and is limited by the current actual knowledge of James Cochran and Teresa Corral, who collectively have made inquiry of, and would in the ordinary course of their representation as officers of Dividend Capital Trust Inc., receive notice from other officers, agents, employees or consultants of the Seller regarding the matters set forth in this Section 9.1;

SECTION 9.2. Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that:

(a)           Organization and Authority. Buyer has been duly organized and is validly existing as a Delaware corporation, in good standing in the State of Delaware. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms subject to applicable laws of bankruptcy or insolvency and general principles of equity. The execution, delivery and performance of this Agreement by Buyer do not in any material respect (i) violate any decree or judgment of any court or governmental authority which may be applicable to Buyer; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default under (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which Buyer is a party; or (iv) violate or conflict with any provision of the organizational documents of Buyer.

(b)           Conflicts and Pending Action. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement or the Partnership Agreement.

SECTION 9.3. Survival of Representations and Warranties and Limitation of Liability. The representations and warranties set forth in Article 9 are made as of the date of this Agreement and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months. Seller and Buyer shall have the right to bring an action thereon only if Seller or Buyer, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such twelve (12) month period. Each party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other party arising out of the breach or inaccuracy of any such representation or warranty for which notice has been so given. Notwithstanding anything in this Agreement or in the documents delivered in connection with this Agreement, Seller’s aggregate collective liability for claims arising out of matters that expressly survive the Closing shall be limited and shall not exceed a sum equal to ten percent (10%) of the Purchase Price.

ARTICLE X
MISCELLANEOUS

SECTION 10.1. Parties Bound. No party may assign this Agreement without the prior written consent of the other parties, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs and devisees of the parties.

SECTION 10.2. Default. If any party defaults in its obligations hereunder, the other parties may pursue any remedies available to them at law or in equity; provided, however that Seller shall not be entitled to pursue the remedy of specific performance against Buyer.

SECTION 10.3. Confidentiality. No party may issue a public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed, except as required by law or the rules of any securities exchange on which securities of such party or one of its affiliates are listed.

SECTION 10.4. Headings. The article and section headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

SECTION 10.5. Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by a party to enforce against any other party any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

SECTION 10.6. Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Delaware.

SECTION 10.7. No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary or otherwise.

SECTION 10.8. Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Properties except for any confidentiality agreement binding on Buyer, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

SECTION 10.9. Notices. Any notice or other communication provided for or required by this Agreement shall be in writing and shall be delivered by e-mail, by hand, by air courier service, by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission, addressed to the person to whom such notice is intended to be given at such address as such person may have previously furnished in writing to the Partnership or to such person’s last known address. In the case of any communication which requires a response within a specified period of time pursuant to the terms of this Agreement, the time period in which such response must be given shall commence upon the date of actual receipt of a hard copy (including a facsimile copy) of any such communication. Delivery to any officer, member, agent or employee of a party at the designated address of such party shall constitute actual receipt for purposes hereof. Until receipt of written notice to the contrary, the parties’ addresses for notices shall be served on the parties at the addresses set forth in Section 1.1.

SECTION 10.10. Construction. The parties acknowledge that the parties and their respective counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 10.11. Indemnity.

The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

SECTION 10.12. Further Assurances. Each of the parties hereto agrees to take such actions and execute such further documents, instruments and other agreements as may be reasonably requested by any other party hereto as may be reasonably necessary to carry out and implement the intent of this Agreement.

SECTION 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

SECTION 10.14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

SELLER:

DCT RICKENBACKER IV LLC, a Delaware limited liability company

By: DCT Leasing Corp., a Delaware corporation, its sole member

By:
Name: Teresa L. Corral
Its: Authorized Signatory

BUYER:

TRT RICKENBACKER LLC, a Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name: Michael J. Kelly
Its: Managing Director/Chief Acquisitions Officer

JOINDER

Subject to the express limitations set forth in Section 9.3, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby duly executes with proper authority and joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for the Seller’s obligations under the Agreement and the documents executed in connection therewith.

DCT LEASING CORP., a Delaware corporation

By:
Name: Teresa L. Corral
Its: Authorized Signatory

S-1

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

[See Attached]

EXHIBIT B

SCHEDULE OF LEASES

See RENT ROLL EXHIBIT J

3

EXHIBIT C

OPERATING STATEMENTS

[See Attached]

4

EXHIBIT D

SERVICE CONTRACTS

1.             Service Agreement for landscaping at Rickenbacker IV with The Brickman Group Ltd dated September 22, 2004.

2.             Service Agreement for sprinkler monitoring at Rickenbacker IV with Ohio Electronic Protection, Inc. dated May 1999.

5

EXHIBIT E

REPORTS

1.             Phase I Environmental Site Assessment for Rickenbacker IV by Blackstone Consulting LLC dated April 24, 2006.

2.             Property Condition Assessment for Rickenbacker IV by Pond, Robinson & Associates, LP dated April 2006.

6

EXHIBIT F

SELLER’S ESTOPPEL

October 16, 2006

TRT RICKENBACKER LLC
c/o Dividend Capital Total Realty Trust

518 17th Street
Suite 1700
Denver, Colorado 80202
Attention:  Greg Moran

Greg:

The undersigned is the sole owner of the landlord to the tenants described in the       (     ) Tenant Estoppel Certificates attached hereto as Exhibit A. Pursuant to Section 7.2(g) of that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of October 16, 2006, by and between the undersigned and TRT Rickenbacker LLC (the “Buyer”) the undersigned has agreed to deliver this Seller’s Estoppel for your benefit as more particularly set forth in Section 7.2(g) of the Purchase Agreement.

Accordingly, for good and valuable consideration and in order to have you proceed with the Closing, the undersigned hereby certifies the truth and accuracy of the factual statements set forth in the attached Tenant Estoppel Certificates in all material respects, provided that with respect to the matters covered in paragraph 12 we certify only to the actual knowledge of the undersigned. Notwithstanding the foregoing, however, this Seller’s Estoppel shall be superceded by the actual Tenant Estoppel Certificates if and when delivered by the applicable tenants in accordance with Section 7.2(g) of the Purchase Agreement.

The undersigned is executing this certificate as an inducement for you to proceed with the Closing.

[Signature Follows]

7

DCT LEASING CORP., a Delaware corporation

By:
Name: Teresa L. Corral
Its: Authorized Signatory

8

EXHIBIT A TO SELLER’S ESTOPPEL

[attach Tenant Estoppels]

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

To:                              [                                ]

Attention:

Re:                               Property Address:                                                               ,
                                                                     ,
                                                (the “Property”)

The undersigned tenant (the “Tenant”) hereby certifies to you as follows:

1.             Tenant is a tenant at the Property under a lease (the “Lease”) dated                 , between                           and                       , a true, correct, and complete copy of which, including all amendments thereto and guaranties thereof, is attached hereto as Exhibit A. There are no other agreements, written or oral, affecting or relating to Tenant’s lease of the leased premises described in the Lease (the “Premises”) or any other portion of the Property.

2.             Tenant took possession of the Premises, consisting of                              square feet, on                          . The Tenant currently has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises and does not hold the Premises under an assignment or sublease [, except:                       ].

3.             Tenant has accepted possession of the Premises, and all work to be performed by Landlord for Tenant under the Lease has been performed and has been accepted by Tenant [, except                    ]. All allowances to be paid to Tenant have been paid, and there is no construction completed, ongoing, or planned for which Landlord is obligated to reimburse Tenant.

4.             All base rent and additional rent under the Lease has been paid through                       , 20    . There is no prepaid rent [except              ].

5.             Base rent is currently payable in the amount of $                        per month.

6.             Tenant is currently paying estimated payments of additional rent of $                on account of real estate taxes, insurance, and common area maintenance expenses. Select correct alternative: A  Tenant pays its full proportionate share of real estate taxes, insurance, and common area maintenance expenses  OR  B  Tenant pays Tenant’s proportionate share of the increase in real estate taxes and insurance over the [base year/base amount] of                       and its full proportionate share of common area maintenance charges OR C                                                                                      .

7.             The amount of security deposit is $                     and to Tenant’s knowledge none of the security deposit has been applied by the landlord to any obligation under the Lease.

8.             The Lease term expires on                      , and Tenant has the following renewal or extension option(s):                           . The renewal or extension options for the following periods have been exercised:                             .

9.             The Lease is in full force and effect, free from default and, to Tenant’s knowledge, from any event which could become a default under the Lease. Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant is not currently entitled to any rent abatement under the Lease.

10.           The Tenant has the following expansion rights with respect to the Property:                                                  .

11.           The Tenant has no rights or options to purchase the Property.

12.           To the best of the Tenant’s knowledge, no hazardous wastes have been generated, treated, stored, or disposed of by or on behalf of the Tenant or anyone else on the Premises.

The undersigned has executed this certificate with the knowledge and agreement that the undersigned will be bound by the statements contained herein and that they may be relied upon by the addressee, any mortgagee of the Property, and their respective successors and assigns.

Dated this day of , 200 .

[TENANT’S NAME]

By:
Title:

EXHIBIT H

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE

This instrument is executed and delivered as of the         day of                        , 200    pursuant to that certain Purchase and Sale Agreement (“Contract”) dated                        , 200     , by and between                        , a Delaware                         (“Seller”), and                                 , a                                  (“Buyer”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1.             Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):

(a)           Tangible Personalty. All of Seller’s right, title and interest, in and to all the furniture, fixtures, equipment, and other tangible personal property owned by Seller and located in or on the Real Property except any such personal property belonging to tenants under the Leases or the management agent; and

(b)           Intangible Personalty. All the right, title and interest of Seller, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.

2.             Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:

(a)           Leases. All of the landlord’s right, title and interest in and to the tenant leases (“Leases”);

(b)           Service Contracts and Commission Contracts. Seller’s right, title and interest in and to the service contracts and commission Contracts described in Exhibit B attached hereto (the “Contracts”).

3.             Seller Indemnity. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, losses, costs, damages and obligations arising by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Contracts arising before the Closing Date.

4.             Assumption. Buyer hereby assumes the obligations of Seller under the Leases and Contracts arising from and after the Closing Date and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts arising from and after the Closing Date

5.             Warranty of Title to Leases and Contracts. Seller warrants that all Personal Property is free and clear of all liens, encumbrances and interests whatsoever.

6.             Contract Applies. The covenants, Contracts, disclaimers, representations, warranties, indemnities and limitations provided in the Contract with respect to the Property (including, without limitation, the limitations of liability provided in the Contract), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

[ENTITY]

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

[ACKNOWLEDGMENTS]

EXHIBIT I

LEASING COMMISSIONS

1.             Listing Agreement between Pizzuti Management LLC and DCT Rickenbacker IV LLC dated May 19, 2006.

EXHIBIT J

RENT ROLL

[See Attached]